Vitacost.com Updates Growth Initiatives and Announces Long-term Financial Goals

Company to Host Analyst Day

BOCA RATON, Fla., March 15, 2012 – Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer and direct marketer of health and wellness products, provided additional details on its long-term growth initiatives. The Company also announced its 5-year financial targets as it continues to focus on accelerating top-line growth, improving operational efficiency, and leveraging investments in infrastructure. In addition, the Company announced it will host an analyst day in New York City in June 2012.

“We are excited about the future for Vitacost and believe we have the right executive team in place to execute on our long-term goals,” stated Jeffrey Horowitz, Chief Executive Officer of Vitacost.com. “We are focused on acquiring new customers, expanding capacity and improving operating efficiencies, which will require further investment in the business. Our strong sales momentum has continued into 2012 and we believe we are well positioned to take advantage of the long-term positive category dynamics in the health and wellness industry. We look forward to sharing more of our long-term strategic plan with you at our Analyst Day in June.”

Growth Initiatives

The Company provided additional details on its long-term growth initiatives. Key initiatives include:

1.	Increase Brand and Company Awareness: The Company is focused on increasing customer awareness of Vitacost.com, including its vast healthy living and proprietary brand offerings. To facilitate this, during 2011, the Company transitioned its legacy NSI VMHS brand to a new Vitacost label to increase brand and overall Company awareness. In January 2012, the Company unveiled a fresh new brand identity, complete with a new logo and corporate slogan, “take the cost out of healthy living” and launched a national radio and print ad campaign. In addition, the Company relaunched its website, www.vitacost.com, with a cleaner look and feel and improved usability features. The Company is also expanding its online content through a broader initiative to develop a deeper connection to its customers.

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2.	Expand Customer Base: New customer additions continue to be a top priority, as the Company markets consumable products and its customers have high repeat order rates and lifetime values. The Company believes future top-line growth will stem from an expanded customer base and is increasing its touch points on the internet to target customers directly where and how they shop. This is being achieved by participating in on-line marketplaces, such as Amazon.com, growing the network of affiliates, and becoming more effective at search engine marketing (SEM) and search engine optimization (SEO). In addition, the Company is leveraging its referral networks to attract more customers to its site with the launch of ‘Refer a Friend’ in October of 2011. The Company has also increased its focus on attracting mobile customers with the relaunch of its mobile application which offers an enhanced technology platform designed to improve the mobile user experience.

3.	Expand Product Offerings: The Company continues to increase its product offerings of both proprietary and third party products to drive traffic to its site and increase basket size as it strives to become the leading online destination of health and wellness products. The Company continues to add brands and line extensions in its core VMHS categories as well as in faster growing healthy living categories such as food, sports nutrition/body building, and personal care. During 2011, the Company added over 5,200 net new SKUs, broken down as follows: 2,099 in VMHS, 1,273 in personal care, 886 in food, 462 in sports nutrition/body building, and 500 in other categories such as household products and pets. The Company ended fiscal year 2011 with over 34,000 SKUs.

4.	Increase Lifetime Value by Increasing Frequency of Purchases and Improving Customer Retention: As the Company continues to diversify its product offerings in the healthy living space, there is a renewed effort to educate customers on the breadth of Vitacost.com’s product offerings to increase total basket size and the frequency of purchases in order to drive greater lifetime value. The Company is also focused on increasing lifetime value per customer by improving customer retention through the use of targeted, personalized emails and promotional offers as well as offering an improved overall customer experience.

5.	International Expansion: The Company currently ships products internationally to 39 countries including Canada, Hong Kong, Japan, Taiwan and the United Kingdom, despite limited marketing efforts outside of the United States. The Company is now beginning to focus on creating an enhanced in-country experience for customers by increasing awareness of the Company’s international shipping destinations and improving the overall web and shipping experience for international customers. International represents a large, growing opportunity for the Company with international accounting for only 4% of total orders in 2011.

6.	Expand and Optimize Distribution: The Company is in the process of increasing capacity of its distribution network to support higher level of sales growth. The Company believes increased capacity will also lead to an improved customer experience as order processing and delivery times are reduced. Construction on a third distribution center is expected to commence in the second half of 2012 with completion expected in the early part of 2013. The Company is currently in the process of completing the expansion of its existing distribution centers.

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7.	Improve Operating Efficiencies: The Company is focused on improving operating efficiencies by reducing costs at its existing distribution centers through improved labor productivity and the introduction of new technologies designed to reduce special handling costs. Finally, the Company expects to gain sales leverage on its fixed cost structure as sales continue to accelerate.

Long Term Financial Goals

The Company provided initial 5-year financial targets as it continues to accelerate top-line growth and works to improve margins to return the Company to profitability.

•	Top-Line Growth: The Company expects to generate sales growth in the range of 15% to 20% per year over the next five years benefiting from the sales initiatives previously outlined.

•	Adjusted EBITDA Margin: Once achieving economies of scale, the Company expects its Adjusted EBITDA margin to be in the range of 6% to 10%, benefiting from sales leverage on fixed costs and improvements in operational efficiencies.

Analyst Day

The Company announced it will host an analyst day in New York City in June 2012. The meeting will include presentations from the Executive Management team. The Company will provide additional details in the coming weeks.

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com. Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the Company’s sales growth and EBITDA margin for the next five years, future growth prospects, expectations regarding improving operating efficiencies, expectations regarding the timing of infrastructure investments and capacity expansion, expectations regarding the long-term positive category dynamics in the health and wellness industry, long term growth strategy, future financial performance, expectations regarding international expansion, promotional and product introduction plans, plans to increase brand awareness, sales expectations, and customer acquisition strategy and expectations regarding the pace of customer growth and an improved customer experience, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from those anticipated or projected herein. Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding the Company’s manufacturing and distribution facilities; significant competition in the Company’s industry; unfavorable publicity or consumer perception of the Company’s products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and the Company’s failure to comply with government regulations; the Company’s failure to keep pace with the demands of customers for new products; disruptions in the Company’s manufacturing system, including information technology systems, or losses of manufacturing certifications; or the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients. Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the full year ended December 31, 2011 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

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Discussion of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, Vitacost.com uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets. To adjust for the impact of certain matters in 2010 and 2011, the Company has further adjusted the EBITDA calculation to exclude the impact of stock-based compensation expense and expenses from certain legal actions, settlements and related costs, severance costs, and certain other charges and credits. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Operating income (loss) is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA.

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180

ICR, Inc.

John Mills

Senior Managing Director

310.954.1105

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